UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          A.     On February 17, 2006, the Management Organization and Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company took the following actions:

          (1)     Designated the following named executive officers of the Company as participants in the Executive Officer Bonus Plan for 2006: Dale D. Johnson, Patrick J. McHale, Fred A. Sutter, and Charles L. Rescorla. The Compensation Committee approved 2006 performance targets for the participants. The financial measures selected for all participants are growth in corporate net earnings and corporate net sales, weighted equally. Payouts may range from a minimum of 0 percent to a maximum of 105 percent of each participant’s base salary, depending upon the percentage attainment of each designated performance measure.

          (2)     Designated the following executive officers of the Company as participants in the Executive Officer Annual Incentive Bonus Plan for 2006: David A. Roberts, Chief Executive Officer and President. The Compensation Committee approved 2006 performance targets for the participant. The financial measures selected are growth in corporate net earnings and corporate net sales, weighted equally. Payouts may range from a minimum of 0 percent to a maximum of 150 percent of the participant’s base salary, depending upon the percentage attainment of each designated performance measure.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

None

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.
Date:	February 23, 2006	By:	\s\Karen Park Gallivan
Karen Park Gallivan
		Its:	Vice President, General Counsel and Secretary